UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2009

Wonder Auto Technology, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2009, Wonder Auto Technology, Inc.’s subsidiary Jinzhou Wonder Motor Co., Ltd. (“Wonder Motor”) entered into a framework purchase agreement (the “Wonder Motor Agreement”) with Jinzhou Wonder Alternative Energy Vehicle Technology Co., Ltd. (“Jinzhou AEV”). On the same date, the Company’s subsidiary Jinzhou Halla Electrical Equipment Co., Ltd. (“Jinzhou Halla”) entered into a separate framework purchase agreement (“Jinzhou Halla Agreement,” together with the Wonder Motor Agreement, the “Agreements”) with Jinzhou AEV.  Mr. Qingjie Zhao, the Company’s chief executive officer and director, is a 60% owner and serves as the chairman of Jinzhou AEV.

Under the Wonder Motor Agreement, Wonder Motor will sell several models of electric motors to Jinzhou AEV.  While the number of units to be sold by Wonder Motor varies by model, the total number of units expected to be sold under the Agreement is 1,200 units in 2009 and 15,000 units in 2010.

Under the Jinzhou Halla Agreement, Jinzhou Halla will sell two models of motors and the related drive assembly to Jinzhou AEV. While the number of units to be sold by Jinzhou Halla varies by model, the total number of units expected to be sold under this agreement is 250 units in 2009 and 6,500 units in 2010.

In the Agreements, the parties established a price range for each model of motor that will fluctuate based on the volume of units sold. Upon the submission of a purchase order by Jinzhou AEV, the per unit pricing will be set. The pricing of the electric motors to be sold under the Wonder Motor Agreement targets an expect profit margin of between 20-25% depending on order size.  The pricing of the electric motor to be sold under the Jinzhou Halla Agreement targets an expect profit margin of between 25-30% depending on order size. The Agreements contain customary representations, warranties and covenants.

The Agreements with Jinzhou AEV were identified and acknowledged by the Company’s Board of Directors (the “Board”) from the outset as a related party transaction. Consequently, Mr. Tianli Wang, an independent third party and a professor at the Automobile Engineer School of Liaoning Industry University participated in the negotiation of the Agreements to ensure it was an arm’s length negotiation. Mr. Wang is a party to each of the Agreements as a third party witness. On October 29, 2009, the Audit Committee of the Board approved the related-party transactions and recommended approval of the Agreements to the Board. The Board approved the Agreements on October 29, 2009, with Mr. Zhao abstaining.

The description of the Wonder Motor Agreement and the Jinzhou Halla Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Wonder Motor Agreement and the Jinzhou Halla Agreement, an English summary of which is attached hereto as exhibits 10.1 and 10.2 and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (d)         Exhibits.

Number	Description

10.1	English Summary of Framework Purchase Agreement, dated October 29, 2009, by and among Jinzhou Wonder Alternative Energy Vehicle Technology Co., Ltd., Jinzhou Wonder Motor Co., Ltd. and Tianli Wang.

10.2
English Summary of Framework Purchase Agreement, dated October 29, 2009, by and among Jinzhou Wonder Alternative Energy Vehicle Technology Co., Ltd., Jinzhou Halla Electrical Equipment Co., Ltd. and Tianli Wang.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: October 30, 2009

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	English Summary of Framework Purchase Agreement, dated October 29, 2009, by and among Jinzhou Wonder Alternative Energy Vehicle Technology Co., Ltd., Jinzhou Wonder Motor Co., Ltd. and Tianli Wang.

10.2
English Summary of Framework Purchase Agreement, dated October 29, 2009, by and among Jinzhou Wonder Alternative Energy Vehicle Technology Co., Ltd., Jinzhou Halla Electrical Equipment Co., Ltd. and Tianli Wang.